Exhibit 99.2

For Immediate Release

Resonant Prices Underwritten Public Offering of Common Stock

GOLETA, Calif. – February 6, 2020 – Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, today announced the pricing of its previously announced underwritten public offering of 16,666,667 shares of its common stock at a price to the public of $1.50 per share, for gross proceeds of approximately $25.0 million. The Company has granted to the underwriters a 30-day option to purchase up to an additional 2,500,000 shares of its common stock on the same terms and conditions. All of the shares are to be sold by Resonant.

The offering is expected to close on or about February 11, 2020, subject to customary closing conditions.

Resonant intends to use the net proceeds from the offering for working capital and other general corporate purposes.

Stifel is acting as the sole book-running manager of the offering, and National Securities Corporation is acting as the lead manager of the offering.

The shares described above are being offered by Resonant pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. The preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on February 6, 2020. The final prospectus supplement and accompanying prospectus will be filed with the SEC and will be available at the SEC’s website located at www.sec.gov, copies of which may be obtained, when available, from Stifel, Nicolaus & Company, Incorporated, Attn: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Resonant Inc.

Resonant (NASDAQ:RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. Customers leverage Resonant's disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant's fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

Safe Harbor/ Forward-Looking Statements

This press release contains forward-looking statements regarding the expected closing of the public offering and the intended use of proceeds from the offering.  The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.  Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including the satisfaction of the conditions to closing of the offering, risks associated with the cash requirements of our business and other risks detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:

Moriah Shilton

LHA Investor Relations

1-415-433-3777

RESN@lhai.com